UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

VIA PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-27264	33-0687976
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Battery Street, Suite 330 San Francisco CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 283-2200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 26, 2010, VIA Pharmaceuticals, Inc. (the “Company”) drew down $100,000 in principal amount for general corporate purposes under the Note and Warrant Purchase Agreement, dated as of March 26, 2010 (the “Loan Agreement”), by and among Bay City Capital Fund IV, L.P., its affiliate Bay City Capital Fund IV Co-Investment Fund, L.P. (collectively, the “Investors”) and the Company. In addition, on June 4, 2010, the Company drew down $200,000 in principal amount for general corporate purposes under the Loan Agreement. Pursuant to the Loan Agreement, the Investors agreed to lend to the Company in the aggregate up to $3,000,000, pursuant to the terms of promissory notes (collectively, the “Notes”) delivered under the Loan Agreement. On March 29, 2010, the Company borrowed an initial amount of $1,250,000. Following the drawdown on May 26, 2010 and June 4, 2010, and subject to the Investors’ approval, the Company may borrow in the aggregate up to an additional $1,450,000 at subsequent closings pursuant to the terms of the Loan Agreement and Notes.

The Notes are secured by a first priority lien on all of the assets of the Company. Amounts borrowed under the Notes accrue interest at the rate of fifteen percent (15%) per annum, which increases to eighteen percent (18%) per annum following an event of default. Unless earlier paid in accordance with the terms of the Notes, all unpaid principal and accrued interest shall become fully due and payable on the earliest to occur of (i) December 31, 2010, (ii) the closing of a debt, equity or combined debt/equity financing resulting in gross proceeds or available credit to the Company of not less than $20,000,000 and (iii) the closing of a transaction in which the Company sells, conveys, licenses or otherwise disposes of a majority of its assets or is acquired by way of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which stockholders of the Company prior to such acquisition own less than fifty percent (50%) of the voting interests in the surviving or resulting entity.

Pursuant to the Loan Agreement, on March 26, 2010 the Company issued warrants (the “Warrants”) to the Investors to purchase an aggregate of 17,647,059 shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company at $0.17 per share. As set forth in the Warrants, the Warrant Shares vest based on the amount of borrowings under the Notes. Based on the $100,000 drawdown on May 26, 2010, 588,235 Warrant Shares vested immediately. Based on the $200,000 drawdown on June 4, 2010, 1,176,471 Warrant Shares vested immediately (bringing the aggregate vested and exercisable Warrant Shares held by the Investors to 9,117,647). The Warrant Shares, to the extent they are vested and exercisable, are exercisable at any time until 5:00 p.m. (Pacific Time) on March 26, 2015, upon the surrender to the Company of the properly endorsed Warrant Shares, as specified in the Warrants.

The foregoing descriptions of the Loan Agreement, the Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are attached as exhibits to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.

Date: June 7, 2010
	By:	/s/ Karen S. Wright

Karen S. Wright
	Title:	Vice President, Controller